Exhibit 4.4

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

dated as of February 26, 2013

between

ASHLAND INC.

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee, Registrar and Paying Agent

to the

INDENTURE

dated as of February 26, 2013

between

ASHLAND INC.

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee, Registrar and Paying Agent

TABLE OF CONTENTS

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.	Definitions	1
Section 1.02.	Other Definitions	8
Section 1.03.	Incorporation by Reference of Trust Indenture Act	8
Section 1.04.	Rules of Construction	8

ARTICLE 2

APPLICATION OF SUPPLEMENTAL INDENTURE AND CREATION, FORMS, TERMS AND CONDITIONS OF NOTES

Section 2.01.	Application of this First Supplemental Indenture	8
Section 2.02.	Creation of the Notes	9
Section 2.03.	Form of the Notes	9
Section 2.04.	Terms of the Notes	9
Section 2.05.	Transfer and Exchange	11

ARTICLE 3

REDEMPTION

Section 3.01.	Optional Redemption	24
Section 3.02.	Mandatory Redemption; Sinking Fund	24

ARTICLE 4

COVENANTS

Section 4.01.	Restrictions on Secured Debt	25
Section 4.02.	Restrictions on Sale and Lease-Back Transactions	27
Section 4.03.	Change of Control	27
Section 4.04.	Future Subsidiary Guarantors	29
Section 4.05.	Reports and Other Information	30

i

ARTICLE 5

MISCELLANEOUS

Section 5.01.	Ratification of Indenture	31
Section 5.02.	Trust Indenture Act Controls	31
Section 5.03.	Notices	31
Section 5.04.	Governing Law	31
Section 5.05.	Successors	32
Section 5.06.	Multiple Originals	32
Section 5.07.	Headings	32
Section 5.08.	Trustee Not Responsible for Recitals	32

ii

This FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of February 26, 2013, between ASHLAND INC., a Kentucky corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of the date hereof (the “Indenture”), providing for the issuance by the Company from time to time of its debt securities to be issued in one or more Series;

WHEREAS, Sections 2.01 and 9.01 of the Indenture provide, among other things, that the Company and the Trustee may, without the consent of holders, enter into indentures supplemental to the Indenture to provide for specific terms applicable to any Series of Notes;

WHEREAS, Section 2.01 of the Indenture provides, among other things, that there shall be established in or pursuant to a Board Resolution, and set forth, or determined in the manner provided, in an Officers’ Certificate or in a Company Order, or established in one or more indentures supplemental to the Indenture, prior to the issuance of Notes of any Series, certain terms of the Notes of such Series;

WHEREAS, the Company intends by this First Supplemental Indenture to create and provide for the issuance of three new Series of Notes to be designated as (i) the “3.000% Senior Notes due 2016” (the “2016 Notes”), (ii) the “3.875% Senior Notes due 2018” (the “2018 Notes”) and (iii) the “6.875% Senior Notes due 2043” (the “2043 Notes”);

WHEREAS, pursuant to Sections 9.01(a)(xviii) of the Indenture, the Company and the Trustee are authorized to execute and deliver this First Supplemental Indenture to amend or supplement the Indenture, without notice to or consent of any holder of Notes; and

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, issued upon the terms and subject to the conditions set forth hereinafter and in the Indenture and delivered as provided in the Indenture against payment therefor, valid, binding and legal obligations of the Company according to their terms, and all actions required to be taken by the Company under the Indenture to make this First Supplemental Indenture a valid, binding and legal agreement of the Company, have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

(a) All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

(b) The following are definitions used in this First Supplemental Indenture, and to the extent that a term is defined both herein and in the Indenture, the definition in this First Supplemental Indenture shall govern with respect to the Notes.

“144A Global Note” means a Global Note substantially in the form of Exhibits A1-A3 hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes of the applicable Series sold in reliance on Rule 144A.

“Additional Interest” means all additional interest then owing in respect of a Note pursuant to the Registration Rights Agreement.

“Additional Notes” means additional 2016 Notes, 2018 Notes and 2043 Notes (other than the Initial Notes and other than the Exchange Notes issued for such Initial Notes) issued from time to time in accordance with Section 2.04(F) hereof.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Attributable Debt” means, in the context of a Sale and Lease-Back Transaction, what the Company believes in good faith to be the present value, discounted at the interest rate implicit in the lease involved in such Sale and Lease-Back Transaction, of the lessee’s obligation under the lease for rental payments during the remaining term of such lease, as it has been extended. In the case of any lease that is terminable by the lessee upon the payment of a penalty, the net amount of rent will be the lesser of (x) the net amount determined assuming termination upon the first date the lease may be terminated (in which case the net amount will also include the amount of the penalty, but will not include any rent that would be required to be paid under the lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination. For purposes of this definition, any amounts lessee must pay, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts lessee must pay under the lease contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges are not included in the determination of lessee’s obligations under the lease.

“Broker-Dealer” means any broker or dealer registered under the Exchange Act.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with generally accepted accounting principles in effect in the United States as of the date of the Indenture.

“Capital Markets Debt” means any debt securities evidenced by notes, bonds or debentures (excluding, for the avoidance of doubt, any term loan, revolving loan or Qualified Receivables Financing) issued in the capital markets by the Company or any Subsidiary, whether issued in a public offering or private placement, including pursuant to Section 4(2) of the Securities Act or Rule 144A, Regulation S or Regulation D under the Securities Act.

“Cash Equivalents” means (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof; (b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1.0 billion, in each case with maturities of not more than 180 days from the date of acquisition thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof; (d) investments, classified in accordance with GAAP as current assets of the Company or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940 the portfolios of which are limited solely to investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition; (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (b) above; and (f) in the case of any Foreign Subsidiary, investments which are similar to the items specified in subsections (a) through (e) of this definition made in the ordinary course of business.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease or transfer, in one transaction or a series of related transactions, of all or substantially all of the property and assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Company or any of its Subsidiaries (other than an Excluded Subsidiary); or

(2)	the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, other than by virtue of (a) the imposition of a holding company or (b) the reincorporation of the Company in another jurisdiction, if in the case of either (a) or (b) the beneficial owners of the Voting Stock of the Company immediately prior to such transaction directly or indirectly hold a majority of the voting power of the Voting Stock of such holding company or reincorporation entity immediately thereafter.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes of the applicable Series.

“Comparable Treasury Price” means, with respect to any date of redemption, (1) the average of two Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations or (2) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Consolidated EBITDA” means, in respect of any Person for any period, the consolidated operating income plus consolidated depreciation, amortization and other non-cash charges and losses and minus consolidated non-cash credits, gains and income, in each case of such Person and its Subsidiaries for such period; it being understood that such amounts may be determined on a combined basis for a disposed group.

“Consolidated Net Secured Leverage Ratio” means the ratio of the aggregate of all consolidated Secured Indebtedness of such Person and its Subsidiaries (less any unrestricted cash and Cash Equivalents) at the end of the most recent fiscal period for which financial information in respect thereof is available immediately preceding the date of the transaction giving rise to the need to calculate such amount to the aggregate Consolidated EBITDA of such Person for the prior four fiscal quarters (treated as one period) for which financial information in respect thereof is available immediately preceding such date, and in each case, calculated on a pro forma basis.

“Consolidated Net Tangible Assets” means, with respect to any Person, the Total Assets of such Person and its Subsidiaries less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of such Person), in each case calculated in accordance with GAAP, provided that in the event that such Person or any of its Subsidiaries assumes or acquires any assets in connection with the acquisition by such Person and its Subsidiaries of another Person subsequent to the commencement of the period for which the Consolidated Net Tangible Assets is being calculated but prior to the event for which the calculation of the Consolidated Net Tangible Assets is made, then the Consolidated Net Tangible Assets shall be calculated giving pro forma effect to such assumption or acquisition of assets, as if the same had occurred at the beginning of the applicable period.

“Credit Agreement” means (x) the credit agreement, dated as of August 23, 2011, among the Company, the lenders party thereto, The Bank of Nova Scotia, as administrative agent, swing line lender and L/C issuer and the other agents, arrangers and lenders party thereto, together with any related documents (including any security documents and guarantee agreements), as the same may be amended, modified, supplemented, extended, renewed, refinanced, replaced or substituted from time to time (which for the avoidance of doubt includes the “proposed credit facility refinancing” described in the Offering Memorandum) and (y) any other Indebtedness of the Company, in an aggregate amount outstanding at any time under clauses (x) and (y) not to exceed the greater of (A) $4,150.0 million and (B) an amount such that the Consolidated Net Secured Leverage Ratio of the Company shall not exceed 2.50:1.00. Notwithstanding the foregoing, the maximum amount of secured Indebtedness that may be incurred pursuant to Section 4.01(b)(vii) hereof as a result of clause (B) above shall not be deemed to be exceeded with respect to any Indebtedness incurred to refinance any outstanding Indebtedness if such outstanding Indebtedness was permitted to be incurred under clause (B) at the time of original incurrence.

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.

“Exchange Notes” means the Notes of a Series issued in an Exchange Offer in exchange for Initial Notes of such Series pursuant to Section 2.05(f) hereof. For all purposes of the Indenture and this First Supplemental Indenture, the term “Notes” shall also include any Exchange Notes.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Global Note Legend” means the legend set forth in Section 2.05(g)(ii) hereof, which is required to be placed on all Global Notes issued under this First Supplemental Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibits A1-A3 hereto, as applicable, issued in accordance with Section 2.03, 2.05(b), 2.05(d) or 2.05(f) hereof.

“Indebtedness” means indebtedness for borrowed money.

“Initial Purchasers” means Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Scotia Capital (USA) Inc., PNC Capital Markets LLC, J.P. Morgan Securities LLC, RBS Securities Inc., U.S. Bancorp Investments, Inc., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., HSBC Securities (USA) Inc., Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., SMBC Nikko Capital Markets Limited, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC.

“Interest Payment Date” has the meaning set forth in Exhibits A1-A3 hereto, as applicable.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB - (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Issue Date” means February 26, 2013.

“Long-Term Indebtedness” means any Indebtedness maturing by its terms more than one year from its date of issuance (notwithstanding that any portion of such Indebtedness is included in current liabilities).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Offering Memorandum” means the confidential offering memorandum dated February 21, 2013.

“Private Placement Legend” means the legend set forth in Section 2.05(g)(i) hereof to be placed on all Notes issued under this First Supplemental Indenture, except where otherwise permitted by the provisions of this First Supplemental Indenture.

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company as Quotation Agent.

“Rating Agency” means (1) S&P, (2) Moody’s or (3) if either of S&P or Moody’s shall not then exist, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s, as the case may be.

“Ratings Event” means with respect to the Notes of any Series at any time from or after the occurrence of a Change of Control and, until the earlier to occur of (x) 60 days after the later of (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes of such Series is under publicly announced consideration for a possible downgrade by either of the Rating Agencies) and (y) both Rating Agencies publicly issuing or reaffirming an Investment Grade Rating on the Notes of such Series following such Change of Control, the Notes of such Series have a below Investment Grade Rating by both Rating Agencies.

“Record Date” for the interest payable on any applicable Interest Payment Date means, (i) with respect to the 2016 Notes, the March 1 and September 1 (whether or not a Business Day) immediately preceding such Interest Payment Date, (ii) with respect to the 2018 Notes, the April 1 and October 1 (whether or not a Business Day) immediately preceding such Interest Payment Date and (iii) with respect to the 2043 Notes, the May 1 and November 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Reference Treasury Dealer” means (1) Citigroup Global Markets Inc. and its successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer and (2) three other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 P.M., New York City time, on the third Business Day preceding that redemption date.

“Registration Rights Agreement” means the Registration Rights Agreement relating to the Notes dated as of February 26, 2013 between the Company and Citigroup Global Markets Inc., as representative for the Initial Purchasers.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a permanent Global Note in the form of Exhibits A1-A3 hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes of a Series initially sold in reliance on Rule 903.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act (or any successor rule).

“Rule 144A” means Rule 144A promulgated under the Securities Act (or any successor rule).

“Rule 903” means Rule 903 promulgated under the Securities Act (or any successor rule).

“Rule 904” means Rule 904 promulgated under the Securities Act (or any successor rule).

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Sale and Lease-Back Transaction” means the leasing by the Company or any Subsidiary of any Property, whether owned at the date of this First Supplemental Indenture or acquired after the date of this First Supplemental Indenture (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between the Company and any Subsidiary or between Subsidiaries), which Property has been or is to be sold or transferred by the Company or such Subsidiary to any party with the intention of taking back a lease of such Property.

“Secured Indebtedness” means Indebtedness secured by a Mortgage.

“Shelf Registration Statement” means a Shelf Registration Statement in respect of the Notes as defined in the Registration Rights Agreement.

“Total Assets” means, with respect to any Person, the total consolidated assets of such Person and its Subsidiaries, without giving effect to any amortization of the amount of intangible assets since the Issue Date, (x) as shown on the most recent balance sheet of such Person, or (y) in regards to the Company only, as shown on the most recent balance sheet of the Company.

“Treasury Rate” means, with respect to any date of redemption, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue; provided that, if no maturity is within three months before or after the remaining term of the Series of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibits A1-A3 attached hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes of a Series that do not bear the Private Placement Legend.

“Wholly Owned Domestic Subsidiary” means any Wholly Owned Subsidiary that is a Domestic Subsidiary.

Section 1.02. Other Definitions.

Term	Defined in Section
“Change of Control Offer”	4.03
“Initial Notes”	2.02
“Interest Payment Date”	Exhibits A1-A3
“Mortgage”	4.01(a)

Section 1.03. Incorporation by Reference of Trust Indenture Act. This First Supplemental Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this First Supplemental Indenture. The following TIA terms used in this First Supplemental Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a holder of a Note;

“indenture to be qualified” means the Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company and any other obligor on the Notes.

All other TIA terms used in this First Supplemental Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04. Rules of Construction. Unless the context otherwise requires, whenever in the Indenture, this First Supplemental Indenture or the Notes there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Notes, such mention shall be deemed to include mention of the payment of Additional Interest, to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

ARTICLE 2

APPLICATION OF SUPPLEMENTAL INDENTURE

AND CREATION, FORMS, TERMS AND CONDITIONS OF NOTES

Section 2.01. Application of this First Supplemental Indenture. Notwithstanding any other provision of this First Supplemental Indenture, the provisions of this First Supplemental Indenture, including the covenants set forth herein, are expressly and solely for the benefit of the holders of the 2016 Notes, the 2018 Notes and the 2043 Notes. Each of the 2016 Notes, the 2018 Notes and the 2043 Notes constitute a separate Series of Notes as provided in Section 2.01 of the Indenture.

Section 2.02. Creation of the Notes. In accordance with Section 2.01 of the Indenture, the Company hereby creates each of the 2016 Notes, the 2018 Notes and the 2043 Notes as a separate Series of Notes issued pursuant to the Indenture. The 2016 Notes shall be issued initially in an aggregate principal amount of $600,000,000 on the date hereof; the 2018 Notes shall be issued initially in an aggregate principal amount of $700,000,000 on the date hereof; and the 2043 Notes shall be issued initially in an aggregate principal amount of $350,000,000 on the date hereof (such 2016 Notes, 2018 Notes and 2043 Notes collectively, the “Initial Notes”).

Section 2.03. Form of the Notes.

(a) The Notes of each Series initially shall be issued in the form of a Global Note, duly executed by the Company and authenticated by the Trustee, which shall be deposited with the Trustee as custodian for DTC and registered in the name of “Cede & Co.,” as the nominee of DTC. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A1-A3 hereto.

(b) Global Notes. Notes issued in the form of Global Notes shall be substantially in the form of Exhibits A1-A3 attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in the form of Definitive Notes shall be substantially in the form of Exhibits A1-A3 attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes of the applicable Series as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes of the applicable Series represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges, repurchases and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes of the applicable Series represented thereby shall be made by the Registrar or the Custodian, at the direction of the Trustee, in accordance with instructions given by the holder thereof as required by Section 2.05 hereof.

(c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.04. Terms of the Notes.

The Notes shall be governed by all the terms of the Indenture, as supplemented by this First Supplemental Indenture. In particular, the following provisions shall be terms of the Notes:

(A) Title and Conditions of the Notes. The title of each Series of the Notes shall be as specified in the Recitals; and the aggregate principal amount of the Notes of each Series shall be unlimited.

(B) Stated Maturity. The Notes shall mature, and the principal of the Notes shall be due and payable in U.S. dollars to the holders thereof, together with all accrued and unpaid interest thereon, on: with respect to the 2016 Notes, March 15, 2016; with respect to the 2018 Notes, April 15, 2018; and, with respect to the 2043 Notes, May 15, 2043.

(C) Payment of Principal and Interest.

(1) The 2016 Notes shall bear interest at 3.000% per annum, from and including February 26, 2013, or from the most recent Interest Payment Date on which interest has been paid or provided for until the principal thereof becomes due and payable, and on any overdue principal. Interest on the 2016 Notes shall be payable semi-annually in arrears in U.S. dollars on March 15 and September 15 of each year, commencing on September 15, 2013.

(2) The 2018 Notes shall bear interest at 3.875% per annum, from and including February 26, 2013, or from the most recent Interest Payment Date on which interest has been paid or provided for until the principal thereof becomes due and payable, and on any overdue principal. Interest on the 2018 Notes shall be payable semi-annually in arrears in U.S. dollars on April 15 and October 15 of each year, commencing on October 15, 2013.

(3) The 2043 Notes shall bear interest at 6.875% per annum, from and including February 26, 2013, or from the most recent Interest Payment Date on which interest has been paid or provided for until the principal thereof becomes due and payable, and on any overdue principal. Interest on the 2043 Notes shall be payable semi-annually in arrears in U.S. dollars on May 15 and November 15 of each year, commencing on November 15, 2013.

Payments of interest shall be made to the Person in whose name a Note (or predecessor Note) is registered (which shall initially be the Depositary) at the close of business on the Record Date applicable to such Series of Notes. Interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months.

(D) Registration and Form. The Notes shall be issuable as registered securities as provided in Section 2.03 hereof. The form of the Notes shall be as set forth in Exhibits A1-A3 attached hereto. The Notes shall be issued and may be transferred only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. All payments of principal, redemption price, any purchase price relating to a Change of Control Offer and accrued unpaid interest in respect of the Notes of a Series shall be made by the Company as set forth in the Notes of such Series.

(E) Legal Defeasance and Covenant Defeasance. The provisions for legal defeasance and covenant defeasance in Section 8.01(b) of the Indenture shall be applicable to the Notes. If the Company exercises its covenant defeasance option with respect to any Series of the Notes pursuant to Section 8.01(b) of the Indenture, in addition to those covenants and agreements set forth in such Section 8.01(b), the Company’s obligations to comply with the covenants and agreements set forth in Article 4 of this First Supplemental Indenture with respect to such Series of Notes will terminate and payment of the Notes of such Series may not be accelerated because of the failure of the Company to comply with any of the covenants or agreements set forth in such Section 8.01(b) or with Article 4 hereof with respect thereto. Notwithstanding Section 8.01 of the Indenture, the Company’s obligations in Section 2.05 hereof shall survive with respect to a Series of Notes until such time as the Notes of such Series have been paid in full.

(F) Further Issuance. Additional Notes of any Series ranking pari passu with the Initial Notes of such Series may be created and issued under this First Supplemental Indenture from time to time by the Company without notice to or consent of the holders of Notes of such Series and shall be consolidated with and form a single class with the Initial Notes of the applicable Series and shall have the same terms as to status, redemption or otherwise as the Initial Notes of such Series other than the initial payment date; provided that the Company’s ability to issue Additional Notes of any Series shall be subject to the Company’s compliance with the Indenture and this First Supplemental Indenture. The Initial Notes of a Series and any Additional Notes of such Series subsequently issued under this First Supplemental Indenture shall be treated as a single class for all purposes under the Indenture and this First Supplemental Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Any Additional Notes of a Series subsequently issued under this Indenture shall be issued with the same CUSIP number as the Initial Notes of such Series only if, for U.S. federal income tax purposes, such Additional Notes are part of the same “issue” as the Initial Notes or such Additional Notes are not issued with more than a de minimis amount of original issue discount. Unless the context otherwise requires, for all purposes of the Indenture, references to the Notes of a Series include any Additional Notes of such Series actually issued.

(G) Redemption. The Notes are subject to redemption by the Company in whole or in part in the manner described herein.

(H) Mandatory Redemption; Sinking Fund. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(I) Other Terms and Conditions. The Notes of each Series shall have such other terms and conditions as provided in the applicable form thereof attached as Exhibits A1-A3 hereto.

Section 2.05. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.05, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor thereto. A beneficial interest in a Global Note of any Series may not be exchanged for a Definitive Note unless (A) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Company within 120 days, (B) if the Company elects to exchange all Global Notes of such Series for Definitive Notes or (C) there shall have occurred and be continuing a Default with respect to the Notes of such Series and the Indirect Participant or Participant requests such exchange in writing delivered through the Depositary. Upon the occurrence of any of the preceding events in (A), (B) or (C) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.08 of the Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.05 or Section 2.08 of the Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (A), (B) or (C) above and pursuant to Section 2.05(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.05(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.05(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes representing Notes shall be effected through the Depositary in accordance with the provisions of the Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes and any Regulation S Global Note (during the Restricted Period) shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)	Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.05(b)(i).

(ii)

All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.05(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.05(f) hereof, the requirements of this Section 2.05(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Indenture and the Notes or otherwise applicable under the Securities Act and as set forth in an Officer’s Certificate, the Registrar shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.05(h) hereof.

(iii)	Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.05(b)(ii) hereof and the Registrar receives the following:

(A)	if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 1 thereof; or

(B)	if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 2 thereof.

(iv)	Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.05(b)(ii) hereof and:

(A)	such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)	such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)	such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)	the Registrar receives the following:

(1)	if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item 1(a) thereof; or

(2)	if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)	Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in subsection (A), (B) or (C) of Section 2.05(a) hereof and receipt by the Registrar of the following documentation:

(A)	if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item 2(a) thereof;

(B)	if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 1 thereof;

(C)	if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 2 thereof;

(D)	if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(a) thereof;

(E)	if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(b) thereof; or

(F)	if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(c) thereof, the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.05(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.03 of the Indenture, the Trustee shall authenticate and the Registrar shall mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.05(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Registrar shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.05(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)	Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (A), (B) or (C) of Section 2.05(a) hereof and if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item 1(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)	Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (A), (B) or (C) of Section 2.05(a) hereof and satisfaction of the conditions set forth in Section 2.05(b)(ii) hereof, the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.05(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.03 of the Indenture, the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.05(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Registrar shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.05(c)(iii) shall not bear the Private Placement Legend.

(d)	Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)	Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item 2(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 1 thereof;

(C) if such Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 2 thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(c) thereof, the Trustee and/or Registrar shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, in the case of clause (C) above, the applicable Regulation S Global Note, and in the case of clause (D) above, the applicable Unrestricted Global Note.

(ii)	Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item 1(c) thereof; or

(2) if the holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.05(d)(ii), the Trustee and/or Registrar shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)	Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee and/or Registrar shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.05(e), the Registrar shall register the transfer or exchange of Definitive Notes. In the event of a partial transfer of a holding of Definitive Notes represented by one Definitive Note, a Definitive Note shall be issued to the transferee in respect of the part transferred, and a new Definitive Note in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor or holder, as applicable; provided that no Definitive Note in a denomination less than $2,000 shall be issued. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.05(e):

(i)	Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item 1 thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 2 thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item 3 thereof, if applicable.

(ii)	Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (B) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item 1(d) thereof; or

(2) if the holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)	Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order and Officer’s Certificate and Opinion of Counsel conforming with Section 314(c) of the TIA in accordance with Section 2.03 of the Indenture, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Registrar shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.03 of the Indenture, the Trustee shall authenticate and the Registrar shall mail to the Persons designated by the holders of Definitive Notes so accepted Unrestricted Definitive Notes in the applicable principal amount. Any Notes of a Series that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes of such Series issued in connection with an Exchange Offer, shall be treated as a single class of securities under the Indenture.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture:

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT:

(A) SUCH SECURITY MAY BE, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY:

(i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS),

(ii) TO THE ISSUER, OR

(iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT,

AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.05 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend and the Private Placement Legend may be removed from the Regulation S Global Notes upon completion of the Restricted Period.

(ii)	Global Note Legend. Each Global Note representing Notes shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.05(h) OF THE FIRST SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.05(a) OF THE FIRST SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee and/or Registrar in accordance with Section 2.10 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Registrar or by the Depositary at the direction of the Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Registrar or by the Depositary at the direction of the Registrar to reflect such increase.

(i)	General Provisions Relating to Transfers and Exchanges.

(i)	To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.03 of the Indenture or at the Registrar’s request.

(ii)	No service charge shall be made to a holder of a beneficial interest in a Global Note or to a holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.08, 3.07 and 9.05 of the Indenture and Section 4.03 of this First Supplemental Indenture).

(iii)	Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)	All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)	The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.03 of the Indenture and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi)	Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest (including Additional Interest, if any) on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)

Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.04 of the Indenture, the Company shall execute, and, upon receipt of an Authentication Order in accordance with

Section 2.03 of the Indenture, the Trustee shall authenticate and the Registrar shall mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii)	At the option of the holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and the Registrar shall mail, the replacement Global Notes and Definitive Notes which the holder making the exchange is entitled to in accordance with the provisions of Section 2.03 of the Indenture.

(ix)	All certifications, certificates, Officer’s Certificates and Opinions of Counsel required to be submitted to the Registrar and/or Trustee pursuant to this Section 2.05 to effect a registration of transfer or exchange may be submitted by facsimile.

(x)	The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(xi)	Any request to the Trustee shall be in writing and may be transmitted electronically.

ARTICLE 3

REDEMPTION

Section 3.01. Optional Redemption. Each Series of Notes may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Section 5 of the applicable form of Note set forth in Exhibits A1-A3 hereto, which are incorporated by reference and made a part hereof.

Section 3.02. Mandatory Redemption; Sinking Fund. The Company is not required to make mandatory redemption or sinking fund payments with respect to any series of the Notes.

ARTICLE 4

COVENANTS

In addition to the covenants in Article 4 of the Indenture, which shall in all respects be applicable in respect of the Notes, the following additional covenants shall be applicable to the Notes (subject in each case to the Company’s right to exercise its legal defeasance option or covenant defeasance option with respect to one or more Series of Notes).

Section 4.01. Restrictions on Secured Debt.

(a) After the Issue Date, neither the Company nor any Subsidiary (other than an Excluded Subsidiary) shall create, incur, issue, assume or guarantee any Indebtedness secured by a mortgage, security interest, pledge or lien (hereinafter called “Mortgage”) on or upon any of their Property, whether owned at the date of this First Supplemental Indenture or acquired after the date of this First Supplemental Indenture, without ensuring that each Series of the Notes (together with, if the Company shall so determine, any other Indebtedness created, issued, assumed or guaranteed by the Company or any Subsidiary then existing or thereafter created) shall be secured by such Mortgage equally and ratably with (or, at the option of the Company, prior to) such Indebtedness.

(b) The provisions of Section 4.01(a) shall not, however, apply to Indebtedness secured by any of the following:

(i)	Mortgages on any Property acquired, leased, constructed or improved by, or on any shares of Capital Stock or Indebtedness acquired by, the Company or any Subsidiary after the date of this First Supplemental Indenture to secure Indebtedness incurred for the purpose of financing or refinancing all or any part of the purchase price of such Property, shares of Capital Stock or Indebtedness or of the cost of any construction or improvements on such Property, including Mortgages created as a result of an acquisition by way of Capital Lease, in each case, to the extent that the Indebtedness is incurred prior to or within one year after the applicable acquisition, lease, completion of construction or improvement or beginning of commercial operation of such Property, as the case may be, provided, however, for the avoidance of doubt, that any improvements that become subject to any pre-existing Mortgage on the Property to which such improvements are made need not be completed within one year after the incurrence of the Indebtedness giving rise to such Mortgage;

(ii)	Mortgages on any Property, shares of Capital Stock or Indebtedness existing at the time the Company or any Subsidiary acquires any of the same and on any subsequent improvements to such Property, provided, however, that any such Mortgage in respect of Indebtedness existing at the time of acquisition of any such Property may apply to any subsequent improvements to such Property;

(iii)	Mortgages on Property of a Person existing at the time the Company or any Subsidiary merges or consolidates with such Person or at the time the Company or any Subsidiary acquires all or substantially all of the Properties or Capital Stock of such Person;

(iv)	Mortgages on (a) any Property of, or shares of Capital Stock or Indebtedness of, a Person existing at the time such Person becomes a Subsidiary or (b) any shares of Capital Stock or Indebtedness of a Joint Venture;

(v)	Mortgages in favor of the Company or any Subsidiary;

(vi)	Mortgages in favor of the United States or any state thereof, or political subdivision of the United States or any state thereof, or any department, agency or instrumentality of the United States or any state thereof or any such political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure Indebtedness incurred or guaranteed to finance or refinance all or any part of the purchase price of the Property, shares of Capital Stock or Indebtedness subject to any such Mortgage, or the cost of constructing or improving the Property subject to such Mortgage;

(vii)	Mortgages to secure the Credit Agreement;

(viii)	Mortgages on accounts receivables and related assets of the Company and its Subsidiaries pursuant to Qualified Receivables Financing;

(ix)	Mortgages securing industrial revenue, pollution control or similar bonds issued or guaranteed by the United States or any state thereof, or political subdivision of the United States or any state thereof, or any department, agency or instrumentality of the United States or any state thereof or any such political subdivision;

(x)	Mortgages securing obligations owed in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearinghouse transfers of funds; and

(xi)	extensions, renewals or replacements of any Mortgage existing on the date of this First Supplemental Indenture (excluding Indebtedness under the Credit Agreement) or any Mortgage referred to above; provided, however, that the principal amount of Indebtedness secured thereby may not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement (other than any increases attributable to (a) any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced, (b) the amount of any premium reasonably determined by the Board of Directors of the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase and (c) any expenses incurred in connection with such refinancing), and such extension, renewal or replacement will be limited to all or a part of the Property (plus improvements and construction on such Property), shares of Capital Stock or Indebtedness which was subject to the Mortgage so extended, renewed or replaced.

(c) Notwithstanding the provisions of Section 4.01(a) hereof, the Company or any Subsidiary may, without equally and ratably securing the Notes of any Series, issue, assume or guarantee Indebtedness secured by a Mortgage not excepted by clauses (i) through (xi) of Section 4.01(b) hereof, if at the time of such issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the aggregate principal amount of all such Indebtedness secured by Mortgages which would otherwise be subject to such restriction (other than any Indebtedness secured by Mortgages permitted as described in clauses (i) through (xi) of Section 4.01(b) hereof) plus the aggregate amount (without duplication) of all Attributable Debt of the Company and any of its Subsidiaries (other than Excluded Subsidiaries) in respect of Sale and Lease-Back Transactions (with the exception of such transactions which are permitted under clauses (i) and (ii) of Section 4.02(a) hereof) does not exceed 15% of Consolidated Net Tangible Assets of the Company.

Section 4.02. Restrictions on Sale and Lease-Back Transactions.

(a) The Company will not, and will not permit any of its Subsidiaries (other than Excluded Subsidiaries) to, enter into any Sale and Lease-Back Transaction with respect to any of their Property unless,

(i)	the Company or such Subsidiary would (at the time of entering into such arrangement) be entitled pursuant to clause (i) or (vi) of Section 4.01(b) hereof to create, issue, assume or guarantee Indebtedness secured by a Mortgage on such Property to be leased without having to equally and ratably secure the Notes of any Series; or

(ii)	the Company or such Subsidiary applies an amount (equaling at least the greater of the net proceeds of the sale of Property or the Attributable Debt in respect of such Sale and Lease-Back Transaction) within a period commencing one year prior to the consummation of such Sale and Lease-Back Transaction and ending one year after the consummation thereof, to make non-mandatory prepayments on Long-Term Indebtedness, retire Long-Term Indebtedness or acquire, construct or improve long-term assets; or

(iii)	the Attributable Debt of the Company or such Subsidiary in respect of such Sale and Lease-Back Transaction and all other Sale and Lease-Back Transactions entered into after the Issue Date (other than any such Sale and Lease-Back Transaction as would be permitted as described in clauses (i) and (ii) of this Section 4.02(a)), plus the aggregate principal amount (without duplication) of Indebtedness secured by Mortgages then outstanding (not including any such Indebtedness secured by Mortgages described in clauses (i) through (xi) of Section 4.01(b) hereof) which do not equally and ratably secure the Notes of any Series (or secure the Notes of any Series on a basis that is prior to other Indebtedness secured thereby) would not exceed 15% of Consolidated Net Tangible Assets of the Company.

Section 4.03. Change of Control.

(a) Upon the occurrence of a Change of Control Repurchase Event with respect to a Series of the Notes, each holder of Notes of such Series will have the right to require the Company to repurchase all or any part of such holder’s Notes of such Series at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), except to the extent the Company has previously or concurrently elected to redeem the Notes of such Series pursuant to Article 3 hereof.

(b) Within 30 days following any Change of Control Repurchase Event with respect to a Series of Notes, except to the extent that the Company has exercised its right to redeem the Notes of such Series by delivery of a notice of redemption pursuant to Article 3 of the Indenture, the Company shall mail a notice (a “Change of Control Offer”) to each holder of Notes of the applicable Series with a copy to the Trustee stating:

(i)	that a Change of Control Repurchase Event has occurred with respect to such Series of Notes and that such holder has the right to require the Company to repurchase such holder’s Notes of such Series at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of holders of record on a Record Date to receive interest on the relevant Interest Payment Date);

(ii)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(iii)	the instructions determined by the Company, consistent with this Section 4.03, that a holder must follow in order to have its Notes purchased.

(c) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. The holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note which was delivered for purchase by the holder and a statement that such holder is withdrawing his election to have such Note purchased. For holders whose Notes are purchased only in part, the Company shall issue, and the Trustee shall authenticate new Notes of such Series equal in principal amount to the unpurchased portion of the Notes surrendered.

(d) On the repurchase date, all Notes purchased by the Company under this Section 4.03 shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest and Additional Interest, if any, to the holders entitled thereto.

(e) A Change of Control Offer may be made in advance of a Change of Control Repurchase Event, and conditioned upon such Change of Control Repurchase Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f) Notwithstanding the foregoing provisions of this Section 4.03, the Company shall not be required to make a Change of Control Offer with respect to the Notes of any Series upon the consummation of a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 4.03 applicable to a Change of Control Offer made by the Company and purchases all Notes of such Series properly tendered and not withdrawn under such Change of Control Offer.

(g) Notes repurchased by the Company pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Company. Notes purchased by a third party pursuant to the preceding clause (f) will have the status of Notes issued and outstanding.

(h) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officer’s Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.03. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering holder.

(i) Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.

(j) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.03. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.03, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.03 by virtue thereof.

Section 4.04. Future Subsidiary Guarantors. The Company will cause each Wholly Owned Domestic Subsidiary of the Company, other than, at the election of the Company, an Excluded Subsidiary, that incurs, as an issuer, co-issuer, borrower or guarantor of, any Capital Markets Debt after the Issue Date, in an amount that, together with any other such Indebtedness (excluding any Indebtedness incurred as permitted pursuant to the definition of Credit Agreement) issued, co-issued or guaranteed by such Wholly Owned Domestic Subsidiary and then outstanding, exceeds at the time of such incurrence, 15% of Consolidated Net Tangible Assets of the Company, to execute and deliver to the Trustee a supplemental indenture joining such Subsidiary of the Company to the Indenture substantially in the form of Exhibit D hereto, pursuant to which such Subsidiary will provide a Subsidiary Guarantee for so long as such Indebtedness giving rise to such guarantee obligation remains an obligation of such Subsidiary. In addition, the Company may cause other Subsidiaries to guarantee the Notes of any Series at its option. The Subsidiary Guarantee of any such Subsidiary will be released upon:

(i)	the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary guarantor (or all or substantially all its assets or its Capital Stock) to a person which is not (after giving effect to such transaction) a Subsidiary or the Company;

(ii)	such Subsidiary becoming an Excluded Subsidiary;

(iii)	discharge of the Indenture or legal defeasance or covenant defeasance; or

(iv)	such Subsidiary guarantor ceasing to guarantee or be the issuer or borrower of all Capital Markets Debt in excess of the dollar threshold specified above;

and in each such case such Subsidiary shall be deemed automatically and unconditionally released and discharged from all the Subsidiary’s obligations under its Subsidiary Guarantee with respect to each Series of the Notes without any further action required on the part of the Subsidiary, the Company, the Trustee or any holder of the Notes. In the event of the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary (or all or substantially all its assets or its Capital Stock) to a person which is not (after giving effect to such transaction) a Subsidiary or the Company, such person shall not be subject to the Subsidiary’s obligations under its Subsidiary Guarantee.

Section 4.05. Reports and Other Information. So long as any Notes are outstanding, the Company shall:

(a) notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC),

(i)	within the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(ii)	within the time period specified in the SEC’s rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(iii)	promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and

(iv)	any other information, documents and other reports which the Company would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that (1) if the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company may complete any such reports as though its only registered securities are non-convertible debt securities and (2) the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event, the Company will make available such information to prospective purchasers of Notes in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time the Company would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

(b) The Company will make such reports referred to in clause (a) above available to prospective investors upon request. In addition, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, the Company will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) Reports by the Company delivered to the Trustee should be considered for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(d) Solely with respect to the 2016 Notes, the 2018 Notes and the 2043 Notes, the provisions of Section 4.05(a) and (b) hereof shall replace Section 4.02(a) of the Indenture and such provisions of Section 4.02(a) shall not apply to such Series of Notes.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Ratification of Indenture.

This First Supplemental Indenture is executed and shall be constructed as an indenture supplement to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this First Supplemental Indenture shall be read, taken and constructed as one and the same instrument.

Section 5.02. Trust Indenture Act Controls.

If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this First Supplemental Indenture by the TIA, the required or deemed provision shall control.

Section 5.03. Notices.

All notices and other communications shall be given as provided in the Indenture.

Section 5.04. Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 5.05. Successors.

All agreements of the Company in this First Supplemental Indenture and the Notes shall bind their successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

Section 5.06. Multiple Originals.

The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 5.07. Headings.

The headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 5.08. Trustee Not Responsible for Recitals.

The recitals contained herein shall be taken as statements of the Company, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this First Supplemental Indenture and perform its obligations hereunder.

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

COMPANY: ASHLAND INC.

By:	/s/ Eric N. Boni
Name: Eric N. Boni
Title: Vice President and Treasurer

TRUSTEE, REGISTRAR AND PAYING AGENT: U.S. BANK NATIONAL ASSOCIATION

By:	/s/ William E. Sicking
Name: William E. Sicking
Title: Vice President & Trust Officer

EXHIBIT A1

FORM OF 2016 NOTE

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

A1-1

CUSIP: 144A: [•]/REG. S: [•]

ISIN: 144A: [•]/REG. S: [•]

[RULE 144A] [REGULATION S] GLOBAL NOTE

3.000% Senior Notes due 2016

No.	[$ ]

ASHLAND INC., a Kentucky corporation, promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Note attached hereto on March 15, 2016.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

Additional provisions of this Note are set forth on the other side of this Note.

A1-2

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

ASHLAND INC.

By:
Name:
Title:

Dated: [•], 20[•]

A1-3

This is one of the Notes of the Series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated: [•], 20[•]

A1-4

[Back of Note]

Ashland Inc.

3.000% Senior Notes due 2016

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Ashland Inc., a Kentucky corporation (the “Company”), promises to pay interest on the principal amount of this Note at 3.000% per annum from February 26, 2013 until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). If a Record Date is not a Business Day, the Record Date shall not be affected. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that the first Interest Payment Date shall be September 15, 2013. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Notes and Additional Interest, if any, to the Persons who are registered holders of Notes at the close of business on the March 1 and September 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. Payment of interest and Additional Interest, if any, may be made by check mailed to the holders at their addresses set forth in the register of holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Trustee; Paying Agent and Registrar. U.S. Bank National Association will be the Trustee, Paying Agent and Registrar (the “Trustee”) under the Indenture with regard to the Notes.

4. Indenture. The Company issued the Notes under an Indenture, dated as of February 26, 2013, between the Company and the Trustee, as amended by the First Supplemental Indenture, dated as of February 26, 2013, between the Company and the Trustee (the indenture, as so supplemented, the “Indenture”). This Note is one of a duly authorized issue of Notes of the Company designated as its 3.000% Senior Notes due 2016 (the “Notes”). The Company shall be entitled to issue additional Notes pursuant to Section 2.01 of the Indenture and Additional Notes pursuant to Section 2.04(F) of the First Supplemental Indenture. The Notes of a Series issued under the Indenture (including any Exchange Notes issued in exchange therefor) shall be treated as a single class of securities under the Indenture, unless otherwise specified in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

A1-5

5. Optional Redemption.

(a) The Company may, in whole at any time or in part from time to time prior to February 15, 2016, redeem the Notes (including any Additional Notes) at the Company’s option upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to (1) the greater of (x) 100% of the principal amount of the Notes to be redeemed and (y) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the redemption date) from the redemption date through the scheduled maturity date of the Notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points as calculated by the Quotation Agent, plus (2) accrued and unpaid interest and Additional Interest, if any, to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b) At any time on or after February 15, 2016, the Company may, in whole at any time or in part from time to time, redeem the Notes (including any Additional Notes) at the Company’s option upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to (1) 100% of the principal amount thereof plus (2) accrued and unpaid interest and Additional Interest, if any, to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

6. [Reserved].

7. Mandatory Redemption; Sinking Fund. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

8. Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at his, her or its registered address. In the case of any partial redemption, selection of the Notes for redemption will be made as set forth in the Indenture; provided that no Notes of $2,000 (and integral multiples of $1,000 in excess thereof), principal amount or less shall be redeemed in part. The notice of redemption relating to such Note selected to be redeemed shall state the portion of the principal amount thereof to be redeemed.

If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied on and after such date, interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

9. Offers to Repurchase. Upon the occurrence of a Change of Control Repurchase Event with respect to the Notes, each holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.

A1-6

10. Denominations, Transfer, Exchange. The Notes are in fully registered form only, without coupons, in denominations of $2,000 and integral multiples of $1,000. A holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

11.	Persons Deemed Owners. The registered holder of a Note may be treated as its owner for all purposes.

12. Amendment, Supplement and Waiver. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

13. Defaults and Remedies. If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes, including any Additional Notes, in each case, by notice to the Company, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

14. Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

15. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to holders of Notes under the Indenture, holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, including the right to receive Additional Interest (as defined in the Registration Rights Agreement).

16. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

17. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Company at the following address:

Ashland Inc.

50 East RiverCenter Boulevard

P.O. Box 391

Covington, Kentucky 41012-0391

Facsimile: (859) 815-5053

Attention: Peter J. Ganz, Esq.

A1-7

Ashland Inc.

3.000% Senior Notes due 2016

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                              transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-8

Ashland Inc.

3.000% Senior Notes due 2016

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by Ashland Inc. (the “Company”) pursuant to Section 4.03 of the First Supplemental Indenture, check the box below:

[    ] Section 4.03

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.03 of the First Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-9

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

*	This schedule should be included only if the Note is issued in global form.

A1-10

EXHIBIT A2

FORM OF 2018 NOTE

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

A2-1

CUSIP: 144A: [•]/REG. S: [•]

ISIN: 144A: [•]/REG. S: [•]

[RULE 144A] [REGULATION S] GLOBAL NOTE

3.875% Senior Notes due 2018

No.	[$ ]

ASHLAND INC., a Kentucky corporation, promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Note attached hereto on April 15, 2018.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Additional provisions of this Note are set forth on the other side of this Note.

A2-2

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

ASHLAND INC.

By:
Name:
Title:

Dated: [•], 20[•]

A2-3

This is one of the Notes of the Series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated: [•], 20[•]

A2-4

[Back of Note]

Ashland Inc.

3.875% Senior Notes due 2018

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Ashland Inc., a Kentucky corporation (the “Company”), promises to pay interest on the principal amount of this Note at 3.875% per annum from February 26, 2013 until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). If a Record Date is not a Business Day, the Record Date shall not be affected. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that the first Interest Payment Date shall be October 15, 2013. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Notes and Additional Interest, if any, to the Persons who are registered holders of Notes at the close of business on the April 1 and October 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. Payment of interest and Additional Interest, if any, may be made by check mailed to the holders at their addresses set forth in the register of holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Trustee; Paying Agent and Registrar. U.S. Bank National Association will be the Trustee, Paying Agent and Registrar (the “Trustee”) under the Indenture with regard to the Notes.

4. Indenture. The Company issued the Notes under an Indenture, dated as of February 26, 2013, between the Company and the Trustee, as amended by the First Supplemental Indenture, dated as of February 26, 2013, between the Company and the Trustee (the indenture, as so supplemented, the “Indenture”). This Note is one of a duly authorized issue of Notes of the Company designated as its 3.875% Senior Notes due 2018 (the “Notes”). The Company shall be entitled to issue additional Notes pursuant to Section 2.01 of the Indenture and Additional Notes pursuant to Section 2.04(F) of the First Supplemental Indenture. The Notes of a Series issued under the Indenture (including any Exchange Notes issued in exchange therefor) shall be treated as a single class of securities under the Indenture, unless otherwise specified in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

A2-5

5. Optional Redemption.

(a) The Company may, in whole at any time or in part from time to time prior to March 15, 2018, redeem the Notes (including any Additional Notes) at the Company’s option upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to (1) the greater of (x) 100% of the principal amount of the Notes to be redeemed and (y) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the redemption date) from the redemption date through the scheduled maturity date of the Notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points as calculated by the Quotation Agent, plus (2) accrued and unpaid interest and Additional Interest, if any, to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b) At any time on or after March 15, 2018, the Company may, in whole at any time or in part from time to time, redeem the Notes (including any Additional Notes) at the Company’s option upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to (1) 100% of the principal amount thereof plus (2) accrued and unpaid interest and Additional Interest, if any, to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

6. [Reserved].

7. Mandatory Redemption; Sinking Fund. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

8. Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at his, her or its registered address. In the case of any partial redemption, selection of the Notes for redemption will be made as set forth in the Indenture; provided that no Notes of $2,000 (and integral multiples of $1,000 in excess thereof), principal amount or less shall be redeemed in part. The notice of redemption relating to such Note selected to be redeemed shall state the portion of the principal amount thereof to be redeemed.

If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied on and after such date, interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

9. Offers to Repurchase. Upon the occurrence of a Change of Control Repurchase Event with respect to the Notes, each holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.

A2-6

10. Denominations, Transfer, Exchange. The Notes are in fully registered form only, without coupons, in denominations of $2,000 and integral multiples of $1,000. A holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

11. Persons Deemed Owners. The registered holder of a Note may be treated as its owner for all purposes.

12. Amendment, Supplement and Waiver. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

13. Defaults and Remedies. If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes, including any Additional Notes, in each case, by notice to the Company, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

14. Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

15. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to holders of Notes under the Indenture, holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, including the right to receive Additional Interest (as defined in the Registration Rights Agreement).

16. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

17. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Company at the following address:

Ashland Inc.

50 East RiverCenter Boulevard

P.O. Box 391

Covington, Kentucky 41012-0391

Facsimile: (859) 815-5053

Attention: Peter J. Ganz, Esq.

A2-7

Ashland Inc.

3.875% Senior Notes due 2018

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                  transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-8

Ashland Inc.

3.875% Senior Notes due 2018

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by Ashland Inc. (the “Company”) pursuant to Section 4.03 of the First Supplemental Indenture, check the box below:

[    ] Section 4.03

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.03 of the First Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-9

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

*	This schedule should be included only if the Note is issued in global form.

A2-10

EXHIBIT A3

FORM OF 2043 NOTE

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

A3-1

CUSIP: 144A: [•]/REG. S: [•]

ISIN: 144A: [•]/REG. S: [•]

[RULE 144A] [REGULATION S] GLOBAL NOTE

6.875% Senior Notes due 2043

No.	[$ ]

ASHLAND INC., a Kentucky corporation, promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Note attached hereto on May 15, 2043.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Additional provisions of this Note are set forth on the other side of this Note.

A3-2

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

ASHLAND INC.

By:
Name:
Title:

Dated: [•], 20[•]

A3-3

This is one of the Notes of the Series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated: [•], 20[•]

A3-4

[Back of Note]

Ashland Inc.

6.875% Senior Notes due 2043

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Ashland Inc., a Kentucky corporation (the “Company”), promises to pay interest on the principal amount of this Note at 6.875% per annum from February 26, 2013 until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). If a Record Date is not a Business Day, the Record Date shall not be affected. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that the first Interest Payment Date shall be November 15, 2013. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Notes and Additional Interest, if any, to the Persons who are registered holders of Notes at the close of business on the May 1 and November 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. Payment of interest and Additional Interest, if any, may be made by check mailed to the holders at their addresses set forth in the register of holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Trustee; Paying Agent and Registrar. U.S. Bank National Association will be the Trustee, Paying Agent and Registrar (the “Trustee”) under the Indenture with regard to the Notes.

4. Indenture. The Company issued the Notes under an Indenture, dated as of February 26, 2013, between the Company and the Trustee, as amended by the First Supplemental Indenture, dated as of February 26, 2013, between the Company and the Trustee (the indenture, as so supplemented, the “Indenture”). This Note is one of a duly authorized issue of Notes of the Company designated as its 6.875% Senior Notes due 2043 (the “Notes”). The Company shall be entitled to issue additional Notes pursuant to Section 2.01 of the Indenture and Additional Notes pursuant to Section 2.04(F) of the First Supplemental Indenture. The Notes of a Series issued under the Indenture (including any Exchange Notes issued in exchange therefor) shall be treated as a single class of securities under the Indenture, unless otherwise specified in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

A3-5

5. Optional Redemption.

(a) The Company may, in whole at any time or in part from time to time prior to February 15, 2043, redeem the Notes (including any Additional Notes) at the Company’s option upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to (1) the greater of (x) 100% of the principal amount of the Notes to be redeemed and (y) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the redemption date) from the redemption date through the scheduled maturity date of the Notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points as calculated by the Quotation Agent, plus (2) accrued and unpaid interest and Additional Interest, if any, to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b) At any time on or after February 15, 2043, the Company may, in whole at any time or in part from time to time, redeem the Notes (including any Additional Notes) at the Company’s option upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to (1) 100% of the principal amount thereof plus (2) accrued and unpaid interest and Additional Interest, if any, to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

6. [Reserved].

7. Mandatory Redemption; Sinking Fund. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

8. Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at his, her or its registered address. In the case of any partial redemption, selection of the Notes for redemption will be made as set forth in the Indenture; provided that no Notes of $2,000 (and integral multiples of $1,000 in excess thereof), principal amount or less shall be redeemed in part. The notice of redemption relating to such Note selected to be redeemed shall state the portion of the principal amount thereof to be redeemed.

If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied on and after such date, interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

9. Offers to Repurchase. Upon the occurrence of a Change of Control Repurchase Event with respect to the Notes, each holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.

A3-6

10. Denominations, Transfer, Exchange. The Notes are in fully registered form only, without coupons, in denominations of $2,000 and integral multiples of $1,000. A holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

11. Persons Deemed Owners. The registered holder of a Note may be treated as its owner for all purposes.

12. Amendment, Supplement and Waiver. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

13. Defaults and Remedies. If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes, including any Additional Notes, in each case, by notice to the Company, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

14. Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

15. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to holders of Notes under the Indenture, holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, including the right to receive Additional Interest (as defined in the Registration Rights Agreement).

16. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

17. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Company at the following address:

Ashland Inc.

50 East RiverCenter Boulevard

P.O. Box 391

Covington, Kentucky 41012-0391

Facsimile: (859) 815-5053

Attention: Peter J. Ganz, Esq.

A3-7

Ashland Inc.

6.875% Senior Notes due 2043

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                  transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A3-8

Ashland Inc.

6.875% Senior Notes due 2043

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by Ashland Inc. (the “Company”) pursuant to Section 4.03 of the First Supplemental Indenture, check the box below:

[    ] Section 4.03

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.03 of the First Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A3-9

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

*	This schedule should be included only if the Note is issued in global form.

A3-10

EXHIBIT B

Ashland Inc.

[•]% Senior Notes due 20[•]

FORM OF CERTIFICATE OF TRANSFER

Ashland Inc.

Facsimile: (859) 815-5053

Attention: General Counsel

U.S. Bank National Association

425 Walnut Street

6th Floor

Cincinnati, Ohio 45202

Facsimile: 513-632-5511

Email: William.Sicking@usbank.com

Re:	[—]% Senior Notes due 20[•]

Reference is hereby made to the Indenture, dated as of February [•], 2013, between Ashland Inc. (the “Company”) and U.S. Bank National Association, as Trustee and Paying Agent, as amended by the First Supplemental Indenture, dated as of February [•], 2013, between the Company and U.S. Bank National Association, as Trustee and Paying Agent (the indenture, as so supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                      (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of [$]                 in such Note[s] or interests (the “Transfer”), to                                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. [    ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)	[ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)	[ ] such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)	[ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a) [    ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) [    ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) [    ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	[ ] a beneficial interest in the:

(i)	[ ] 144A Global Note ([CUSIP: ] [Common [ISIN: ]), or

(ii)	[ ] Regulation S Global Note ([CUSIP: ] [ISIN: ]), or

(b)	[ ] a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	[ ] a beneficial interest in the:

(i)	[ ] 144A Global Note ([CUSIP: ] [Common [ISIN: ]), or

(ii)	[ ] Regulation S Global Note ([CUSIP: ] [Common [ISIN: ]), or

(iii)	[ ] Unrestricted Global Note ([ ] [ ]); or

(b)	[ ] a Restricted Definitive Note; or

(c)	[ ] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

Ashland Inc.

[•]% Senior Notes due 20[•]

FORM OF CERTIFICATE OF EXCHANGE

Ashland Inc.

Facsimile: (859) 815-5053

Attention: General Counsel

U.S. Bank National Association

425 Walnut Street

6th Floor

Cincinnati, Ohio 45202

Facsimile: 513-632-5511

Email: William.Sicking@usbank.com

Re:	[—]% Senior Notes due 20[•]

Reference is hereby made to the Indenture, dated as of February [•], 2013, as amended by the First Supplemental Indenture, dated as of February [•], 2013, between the Company and U.S. Bank National Association, as Trustee and Paying Agent (the indenture, as so supplemented, the “Indenture”), between Ashland Inc. (the “Company”) and U.S. Bank National Association, as Trustee and Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                      (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of [$]                         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.

(a) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner

hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES.

(a) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated             .

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE RELATED

TO SUBSIDIARY GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [        ], between [GUARANTOR] (the “New Guarantor”), a subsidiary of ASHLAND INC., a Kentucky corporation (or its successor) (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a company, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company has heretofore executed and delivered to the Trustee an indenture dated as of February 26, 2013, as supplemented by the First Supplemental Indenture dated as of February 26, 2013 (the indenture, as so supplemented, and as further amended, supplemented or otherwise modified, the “Indenture”) providing for the issuance of the Company’s $600,000,000 aggregate principal amount of 3.000% Senior Notes due 2016, $700,000,000 aggregate principal amount of 3.875% Senior Notes due 2018 and $350,000,000 aggregate principal amount of 6.875% Senior Notes due 2043 (collectively, the “Notes”);

WHEREAS Section 4.04 of the First Supplemental Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s Obligations under the Notes and the Indenture pursuant to a guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and any other existing Subsidiary guarantors, if any, are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. (a) The New Guarantor hereby agrees, jointly and severally with all existing guarantors (if any), to irrevocably and unconditionally guarantee on an unsubordinated basis, as a primary obligor and not merely as a surety, to each holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of all Obligations of the Company under the Indenture (including obligations to the Trustee and the Agents) and the Notes, whether for payment of principal of, premium, if any, or interest on in respect of the Notes (the “Guarantee”) and all other monetary obligations of the Company under the Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under the Indenture and the

Notes (all the foregoing, including the Guarantee, being hereinafter collectively called the “Guaranteed Obligations”). The New Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such New Guarantor, and that the New Guarantor shall remain bound under its Guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) To the extent applicable, the New Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The New Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of the New Guarantor hereunder shall not be affected by (i) the failure of any holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of the Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Notes or any other agreement; (iv) the failure of any holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (v) any change in the ownership of the New Guarantor. The New Guarantor hereby waives any right to which it may be entitled to have its Obligations hereunder divided among any other existing Subsidiary Guarantees, such that the New Guarantor’s obligations would be less than the full amount claimed.

(c) The New Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or the New Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by the New Guarantor hereunder. The New Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against the New Guarantor.

(d) The New Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e) The Guarantee of the New Guarantor is the unsubordinated unsecured Obligations of the New Guarantor, equal in right of payment to all existing and future unsubordinated indebtedness of the New Guarantor.

(f) Except as expressly set forth in the Indenture, the obligations of the New Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the New Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the New Guarantor or would otherwise operate as a discharge of the New Guarantor as a matter of law or equity.

(g) The New Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. The New Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(h) In furtherance of the foregoing and not in limitation of any other right which any holder or the Trustee has at law or in equity against the New Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the New Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Company to the holders, the Trustee and Agents.

(i) The New Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The New Guarantor further agrees that, as between it, on the one hand, and the holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6 of the Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Company for the purposes of this Guarantee.

(j) The New Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, the Agents or any holder in enforcing any rights under this Guarantee.

(k) Upon request of the Trustee, the New Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture.

(l) Any term or provision of this Guarantee to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by the New Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Guarantee, as it relates to the New Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. The Guaranteed Obligations of the New Guarantor will be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.

3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 10.02 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: